Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION’S BOARD
AUTHORIZES 500,000 SHARE REPURCHASE

Minneapolis, MN (August 15, 2006) - Winmark Corporation (Nasdaq: WINA) announced today that its Board of Directors has authorized a 500,000 share repurchase in addition to the approximately 500 shares remaining under an existing Board authorization. The new authorization is equal to approximately 9 percent of Winmark’s shares outstanding as of August 7, 2006.  Since 1995, Winmark has repurchased 3.5 million shares at an average price of $13.73 per share.

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At July 1, 2006, there were 819 franchises in operation under the Company’s brands and an additional 44 franchises awarded but not open.  Of the franchises in operation, there were 394 Play It Again Sports®, 208 Once Upon A Child®, 171 Plato’s Closet®, 41 Music Go Round® and 5 Wirth Business Credit® franchises.  In addition, at July 1, 2006, the Company had an equipment leasing portfolio equal to $13.3 million.